  EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We have issued our report dated April 17, 2017 which accompanies the consolidated financial statements of TGS International Ltd. and Subsidiary for the period ended February 28, 2017 that is included in the Form S-1 registration statement. We consent to the inclusion in the registration statement of the aforementioned report.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Chartered Professional Accountants

April 24, 2017
Calgary, Canada